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                                                                 EXHIBIT 10.18





                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                      INTERNATIONAL ALLIANCE SERVICES, INC.

                                       and

                            IASI/SMR ACQUISITION CO.

                                       and

                           SMR & CO. BUSINESS SERVICES

                                       and

                                ITS SHAREHOLDERS



                            Dated: November 30, 1996

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         This Agreement and Plan of Merger (the "Agreement") is entered into as of this 30 day of November, 1996 by and among International Alliance Services, Inc., ("I-Alliance"), IASI/SMR Acquisition Co., ("Merger Sub"), SMR & Co. Business Services, an Ohio corporation ("SMR"), and Gregory J. Skoda ("Skoda"), Michael L. Minotti ("Minotti"), Keith W. Reeves ("Reeves") and Patrick T. Carney ("Carney"), (the preceding individually a "Shareholder" and collectively "Shareholders").

         WHEREAS, the Shareholders own all of the common stock of SMR, in the amounts set forth in Exhibit A hereto (collectively the "SMR Shares"); and

         WHEREAS, I-Alliance has determined that it wishes to acquire SMR; and

         WHEREAS, to consummate such acquisition I-Alliance has formed Merger Sub into which SMR will be merged with SMR as the surviving corporation; and

         WHEREAS, SMR has determined that it wishes to be acquired by I-Alliance.

Therefore in consideration of the mutual promises contained herein and other good and valuable consideration the parties agree as follows.

                                    ARTICLE 1
                                   DEFINITIONS

         As used herein the following terms will have the meanings set forth:
         1.1 "Accrued Shareholder Liability" will mean the obligation of SMR to the Shareholders, which is shown on the September 30, 1996 Balance Sheet in the approximate amount of $3,300,000, as such amount is subsequentlt adjusted pursuant to section 9.2.
         1.2      "Actions" will have the meaning set forth in section 4.2.26.
         1.3 "Affiliate of the Shareholder" will have the meaning set forth in section 4.1.4.
         1.4      "Benefit Plans" will have the meaning set forth in section
4.2.22(a).
         1.5      "Closing" will have the meaning set forth in section 9.1.
         1.6      "Closing Date" will have the meaning set forth in section 9.1.
         1.7      "Contracts" will have the meaning set forth in section 4.2.20.
         1.8 "Current Assets" means the `Total Current Assets' as such term is used on the September 30, 1996 Balance Sheet.
         1.9      "Effective Time" will have the meaning set forth in Article 3.
         1.10 "Fixed Assets" will mean the property and equipment, at cost less accumulated depreciation, shown as `Total Prop. and Equip. Net, as such term is used on the September 30, 1996 Balance Sheet.
         1.11     "Holder" will have the meaning set forth in section 7.3.1.
         1.12     "I-Alliance Indemnified Parties" will mean I-Alliance.
         1.13 "I-Alliance Shares" will have the meaning set forth in sections 2.6.1 and Article 7.
         1.14     "Issuer" will have the meaning set forth in section 7.3.1.
         1.15 "Law" will mean any federal, state or local law, statute, ordinance, regulation of directive.
         1.16     "Leasehold Interests" will have the meaning set forth in
section 4.2.13.
         1.17     "Liabilities" will have the meaning set forth in section
4.2.25.
         1.18 "Liens" will mean any lien, mortgage, claim, charge, security interest, encumbrance, restriction or limitation.
         1.19 "Losses" will mean any and all expenses, losses, costs, deficiencies, liabilities and damages including, but not limited to legal and professional fees and expenses suffered or incurred in any manner including investigation and defense of claims.
         1.20     "Merger" will have the meaning set forth in section 2.1.
         1.21     "OGCL" will mean the Ohio General Corporation Law.

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         1.22     "Permits" will have the meaning set forth in section 4.2.19.
         1.23 "Person" will mean any natural person, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or any agency or political subdivision thereof) or other entity of any kind.
         1.24     "Receipts" will have the meaning set forth in section 8.7.
         1.25 "Receivable" will mean all of SMR's receivables of any kind as of the Effective Time, as well as (i) all receivables arising out of work in process as of the close of business on November 30, 1996, (ii) all receivables previously written off as uncollectible by SMR to the extent actually collected after the Effective Time, and (iii) all receivables to the extent they comprise the allowance for doubtful accounts as stated on the September 30, 1996 Balance Sheet.
         1.26     "Registrable Securities" will have the meaning set forth in section 7.3.7.
         1.27     "Registration Expenses" will have the meaning set forth in section 7.3.5.
         1.28     "Returns" will have the meaning set forth in section 4.2.17.
         1.29     "SEC Documents" will have the meaning set forth in section
5.5.
         1.30 "September 30, 1996 Balance Sheet" will have the meaning set forth in section 4.2.4.
         1.31     "Registration Statement" will have the meaning set forth in section 7.3.2.
         1.32     "Surviving Corporation" will have the meaning set forth in section 2.1.
         1.33     "Taxes" will have the meaning set forth in section 4.2.17.
         1.34 "To the best of knowledge" (i) when used with an individual will mean the actual knowledge of such individual and (ii) when used with an entity will mean the personal knowledge of any officer, director, shareholder or most senior manager below officer level of the organization responsible for the types of matter referenced by that phrase.
         1.35 "Total Liabilities" will mean `Total Liabilities' as such term is used on the September 30, 1996 Balance Sheet, consisting of total current liabilities and total long term liabilities.
         1.36 "Uncollectible" will mean that with respect to any Receivable (i) the debtor has had a bankruptcy or insolvency proceeding commenced, (ii) the debtor has discontinued operations and declared it cannot pay its obligations; or (iii) the receivable is not paid within six months after first billed.

                                    ARTICLE 2
                                     MERGER

         2.1 The Merger Subject to the terms and conditions of this Agreement and in accordance with the Ohio General Corporation Law (the "OGCL") at the Effective Time the Merger Sub will be merged with and into SMR (the "Merger") and the separate existence of Merger Sub will cease and SMR will continue as the surviving corporation (the "Surviving Corporation").

         2.2 Effect of the Merger. The Merger will have the effect set forth in Section 1701.82 of the OGCL.

         2.3 Certificate of Incorporation and Code of Regulations. At the Effective Time, the Articles of Incorporation and the Code of Regulations of SMR prior to the Effective Time, including all amendments thereto made prior to the Effective Time, will be and continue to be the Articles of Incorporation and Code of Regulations of the Surviving Corporation.

         2.4 Directors. Each person serving as a director of SMR prior to the Effective Time will tender a letter of resignation effective as of the Effective Time. Those persons set forth in Schedule 2.4 will become the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation until his or her respective successor is duly elected or appointed and qualified or until their earlier death, resignation or removal.

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         2.5 Officers. Each person serving as an officer of SMR prior to the
Effective Time will become the initial officers of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation until his or her respective successor is duly elected or appointed and qualified or until their earlier death, resignation or removal.

         2.6 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of the parties or the holders of any of the respective securities:
                  2.6.1 All shares of SMR common stock, no par value per share, issued and outstanding immediately prior to the Effective Time (the "SMR Shares") will be converted into the right to receive (i) in the aggregate Six Hundred Thousand (600,000) shares of I-Alliance common stock (the " I-Alliance Shares") as described in Article 7, which will be delivered to each Shareholder in the number of shares set forth opposite such Shareholder's name on Schedule 2.6, and (ii) warrants to purchase in the aggregate Nine Hundred Thousand (900,000) shares of I-Alliance common stock at a purchase price of $10.375 per share, exercisable in whole or in part at time and from time to time from the Closing Date until 6:00 p.m. EST on the date three years from the Closing Date, (the "Warrants"), in such form and with such terms as are set forth in Exhibit B, which Warrants will be delivered to each Shareholder in the number of warrants set forth opposite such Shareholder's name on Schedule 2.6.
                  2.6.2 Each share of SMR common stock held in the treasury of SMR will automatically be canceled and retired without any conversion thereof.
                  2.6.3 Each share of Merger Sub common stock, no par value per share, issued and outstanding immediately prior to the Effective Time will be automatically converted into one share of common stock of the Surviving Corporation.

         2.7 Assumption of Liabilities.Surviving Corporation will execute an assumption of liabilities of SMR substantially in the form set forth in Exhibit C.

                                    ARTICLE 3
                             CONSUMMATION OF MERGER

         The Closing will take place on the Closing Date at the offices of I-Alliance, 10055 Sweet Valley Drive, Valley View, OH 44125 or such other place as the parties may agree. At the time of the Closing, the parties will cause the Merger to be consummated by filing the Certificate of Merger with the Secretary of State of Ohio, in such form as required by and executed in accordance with the OGCL. The date and time of such filing will be the Effective Time.

                                    ARTICLE 4
             REPRESENTATIONS AND WARRANTIES OF SMR AND SHAREHOLDERS

         4.1 Warranties and Representations of Shareholders. Each Shareholder, severally, represents and warrants to I-Alliance and Merger Sub that:
                  4.1.1 Authority. The Shareholder has the right, power, authority and legal capacity to enter into and perform such Shareholder's obligations under this Agreement and to consummate the transactions contemplated hereby to be performed by such Shareholder. This Agreement has been, and each other document ancillary to this Agreement to which a Shareholder is a party will be at the Closing, duly executed and delivered by such Shareholder and constitute, or will when delivered, constitute, the legal, valid and binding obligations of such Shareholder, enforceable against such Shareholder, in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, and other similar laws and equitable principles relating to or limiting creditors' rights generally.

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                  4.1.2 Title to the SMR Shares. The Shareholder owns, of record and beneficially, all of the SMR Shares set forth opposite such Shareholder's name on Exhibit A hereto, free and clear of all Liens, taxes, security interests, options, warrants and restrictions on transfer.
                  4.1.3 No Brokers. The Shareholder has not employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby for which SMR or I-Alliance may be responsible.
                  4.1.4 Affiliated Transactions. Except as specifically set forth (including dollar amounts) on Schedule 4.1.4 as of the date hereof, neither the Shareholder nor any Affiliate of the Shareholder
         (as defined below) is indebted to, or is a creditor of, or a guarantor of any obligation of, or a party to any contract, agreement, license, option, commitment or other arrangement, written or oral, express or implied, with SMR. For purposes of this Section, an "Affiliate of the Shareholder" means any employee, officer or director of the Shareholder, any spouse or family member (including in-laws) of the Shareholder, or any corporation or other entity in which such Shareholder (or spouse or family member) has an equity or ownership interest exceeding twenty percent (in the aggregate) or for all Shareholders (and Affiliate) exceeding in the aggregate fifty percent.

         4.2 Warranties and Representations of SMR and Shareholders. Shareholders, severally, and Shareholders jointly with SMR hereby represent and warrant to I-Alliance and Merger Sub that:
                  4.2.1 Organization. SMR is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio with full power and authority to own, lease and operate its properties and to carry on its business as now being and as heretofore conducted.
                  4.2.2 Authority. The execution, delivery and performance by SMR of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action by SMR. This Agreement has been, and each other document ancillary to this Agreement to which SMR is a party will be at the Closing, duly executed and delivered by SMR and constitute, or will when delivered, constitute, the legal, valid and binding obligations of SMR, enforceable against SMR, in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, and other similar laws and equitable principles relating to or limiting creditors' rights generally. This Agreement, the Merger and other transactions contemplated hereby have been approved and adopted by the board of directors and the holders of a majority of the voting power of the shares of the capital stock of SMR entitled to vote thereon in accordance with the Articles of Incorporation and Code of Regulations and the applicable Law.
                  4.2.3 Capitalization. The authorized capital stock of SMR consists of 750 shares of common stock, without par value, of which the SMR Shares constitute all of the shares outstanding. The SMR Shares have been duly authorized and are validly issued, fully paid and nonassessable, and there are no outstanding rights, subscriptions, warrants, calls, options or other agreements or commitments of any kind or character to purchase or otherwise to acquire from SMR any of its unissued shares of capital stock or any other security of SMR in favor of any Person.
                  4.2.4 Financial Statements. Attached hereto as Schedule 4.2.4 are true and correct copies of the (a) internally prepared balance sheet of SMR as at September 30, 1996 (the "September 30, 1996 Balance Sheet") and the related statement of income of SMR for the eight months then ended and (b) the internally prepared balance sheet of SMR as of January 31, 1996 together with the internally prepared statement of income of SMR for the twelve months then ended. I-Alliance has been furnished with the internally prepared balance sheets of SMR as of January 31, 1995 and the internally prepared related statement of income for the fiscal year then ended. All of such financial statements (the "Financial Statements"), are true and correct, are in accordance with the internal books and records of SMR, and consistent with past practices, fairly present the financial condition and results of operations of SMR as at the respective dates and for the respective periods covered thereby and were prepared in conformity with generally accepted accounting principles (other than the requirements with respect to `notes to financial statements') consistently applied over the periods referenced and from period to period.

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                  4.2.5 Absence of Changes. Since September 30, 1996, SMR has
         carried on its business in the ordinary course, and there has not been any material adverse change in its business condition (financial or otherwise), results of operations or liabilities.
                  4.2.6 Net Worth. At November 30, 1996 the Total Liabilities of SMR, other than Accrued Shareholder Liability, do not exceed the sum of
         (i) the stated value (computed on the same basis as the September 30, 1996 Balance Sheet) of the Fixed Assets plus (ii) the difference between the stated value of Current Assets and the Accrued Shareholder Liability.
                  4.2.7 No Subsidiaries. Except as set forth in Schedule 4.2.7, SMR has no subsidiaries.
                  4.2.8 Articles of Incorporation, Code of Regulations, Corporate Records and Committees. The copies of the Articles of Incorporation and Code of Regulations of SMR heretofore delivered to I-Alliance are correct and complete, to the extent of their existence. The stock transfer, minute books and corporate records of SMR which have been made available to I-Alliance are correct and complete, to the extent of their existence, and constitute the only written records and minutes of the meetings, proceedings, and other actions of the shareholders and the Board of Directors of SMR from the date of its organization to the date hereof, there being no committees of its Board of Directors.
                  4.2.9 No Consent. Except as set forth on Schedule 4.2.9, no material consent, order, license, approval or authorization of, or exemption by, or registration or declaration or filing with, any governmental authority, bureau or agency, and no consent or approval of any other Person, is required to be obtained or made in connection with the sale of the SMR Shares.
                  4.2.10 No Breach. Except as set forth on Schedule 4.2.10, the performance of this Agreement will not (i) violate any material provision of the Articles of Incorporation or Code of Regulations of SMR; (ii) violate, conflict with or result in the breach or termination of, or constitute an amendment to, or otherwise give any Person the right to terminate, or constitute (or with notice or lapse of time or both would constitute) a default (by way of substitution, novation or otherwise) under the terms of, any material contract, mortgage, lease, bond, indenture, agreement, franchise or other instrument or obligation to which SMR is a party or by which SMR or any of its respective assets or properties are bound or affected; (iii) result in the creation of any material Liens upon the properties or assets of SMR pursuant to the terms of any contract, mortgage, lease, bond, indenture, agreement, franchise or other instrument or obligation; (iv) materially violate any judgment, order, injunction, decree or award of any court, arbitrator, administrative agency or governmental or regulatory body against, or binding upon, SMR or any of its securities, properties, assets or business; (v) constitute a material violation by SMR of any statute, law, rule or regulation of any jurisdiction as such statute, law, rule or regulation relates to SMR or to any of its securities, properties, assets or business; or (vi) materially violate any Permit.
                  4.2.11 Accounts Receivable. The accounts receivable and unbilled work in process of SMR reflected on the September 30, 1996 Balance Sheet are actual and bona fide accounts receivable and unbilled work in process which arose in the ordinary and usual course of SMR's business, represent valid obligations due to SMR, are collectible in the aggregate recorded amounts thereof on the books of SMR and will be fully collected in the ordinary course, except to the extent reflected in the allowance for doubtful accounts.
                  4.2.12 Other Tangible Property. SMR has good and marketable title to all of the assets reflected on its books and records and on the September 30, 1996 Balance Sheet, free and clear of all Liens, other than those set forth on Schedule 4.2.12. To the best knowledge of SMR and Shareholders the owned tangible personal property material to the business of SMR are in good operating condition and repair, ordinary wear and tear excepted.
                  4.2.13 Leasehold Interests. SMR has a good and valid leasehold interest in all personal property which is leased to be used in the business of SMR (the "Leasehold Interests"). All Leasehold Interests are used and operated in compliance and conformity with all lease agreements creating such Leasehold Interest, except to the extent that the failure so to conform would not materially affect the lease. SMR has not been notified in writing of any claim that there is under any Leasehold Interest, any existing material default (including, but not limited to any payment default or event of material default or event that would with the passage of time or the giving of notice constitute such material default) and to the best knowledge of Shareholders and


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         SMR, SMR is not in material default. All personal property under lease agreements are not subject to any charges for excessive usage or wear and tear (or would not be subject to such charges if the current rate of usage continued for the remainder of the term).
                  4.2.14 Real Property. SMR does not own any real property.
         Schedule 4.2.14 sets forth a true and correct list of all leases, subleases or other agreements under which SMR is lessee or lessor of any real property or has any interest in real property and, except as set forth in Schedule 4.2.14, there are no rights or options held by SMR, or any contractual obligations on its part, to purchase or otherwise acquire (including by way of lease or sublease) any interest in or use of any real property, nor any rights or options granted by SMR, or any contractual obligations entered into by it, to sell or otherwise dispose of (including by way of lease or sublease) any interest in or use of any real property. All such leases, subleases and other agreements grant the leasehold estates or other interests they purport to grant with the right to quiet possession, are in full force and effect and constitute legal, valid and binding obligations of the respective parties hereto, with no existing or claimed default or event of default or event which with notice or lapse of time or both would constitute a default or event of default by SMR by any other party thereto, which would materially and adversely affect SMR. To the best knowledge of SMR and Shareholders, SMR is not in violation of any material building, zoning, health, safety, environmental or other law, rule or regulation and no notice from any Person has been served upon SMR claiming any such violation.
                  4.2.15 Assets. The assets described in section 4.2.12 and the leaseholds described in sections 4.2.13 and 4.2.14 constitute all of the material assets and properties used by and necessary for the operation of SMR, as of the date of the Effective Time (except for items disposed of in the ordinary course of business).
                  4.2.16 Intellectual Property. Except as listed on Schedule 4.2.16, no person has made or to the knowledge of SMR overtly threatened in writing to make any claim that the operation of SMR is in violation or infringement of any patent, patent licenses, trade name, trade mark, service mark, copyright, software license, know-how or other proprietary or trade rights of any third party. Except as listed on Schedule 4.2.16, SMR owns or has the right to use any trademarks, trade names, trade secrets, computer software, patents, inventions, processes, copyrights, or other intellectual property (or applications therefor) which are materially used in the conduct of its business.
                  4.2.17 Tax Matters. SMR has timely filed all federal, state, county and local tax returns, estimates and reports (collectively, "Returns") required to be filed by it through the date hereof, copies of which have been made available to I-Alliance for their inspection and review, which Returns accurately reflect the taxes due for the periods indicated; and SMR has paid in full all income, gross receipts, value added, excise, property, franchise, sales, use, employment, payroll and other taxes of any kind whatsoever (collectively, "Taxes") shown to be due by such Returns. The liabilities, if any, for Taxes accrued for operations of SMR from the date of the end of the period for which the last return for such Tax was filed through September 30, 1996 are reflected on the September 30, 1996 Balance Sheet. There is no unassessed deficiency for Taxes proposed or (to the best knowledge of SMR and Shareholders ) threatened against SMR, and no taxing authority has raised any issue with respect to SMR which, if adversely determined, would result in a material liability for any Tax. There are not in force any extensions with respect to the dates on which any Return was or is due to be filed by SMR or any waivers or agreements by SMR for the extension of time for the assessment or payment of any Taxes. SMR has not been, and currently is not being, audited by any federal, state or local tax authority.
                  4.2.18 Compliance with Laws. To the best knowledge of SMR and Shareholders, SMR is not in violation of any applicable law, rule or regulation, the violation of which could materially and adversely affect the assets, properties, liabilities, business, results of operations, or condition (financial or otherwise) of SMR.
                  4.2.19 Permits. Except as set forth on Schedule 4.2.19, SMR (including, without limitation, its employees) has duly obtained and holds in full force and effect all consents, authorizations, permits, licenses, orders or approvals of, and has made all declarations and filings with, all federal, state or local governmental or regulatory bodies that are material or necessary in or to the conduct of its business (collectively, the "Permits"); all of the Permits were duly


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         obtained and are in full force and effect; no violations are or have been recorded in respect of any such Permit and no proceeding is pending or, to the best knowledge of SMR and Shareholders, threatened to revoke, deny or limit any such Permit.
                  4.2.20 Contracts and Agreements. Schedule 4.2.20 lists and briefly describes all written or oral contracts, agreements, leases, mortgages and commitments, which exceed $10,000 in annual payments or receipts, and to which SMR is a party or by which it may be bound, including, without limitation, all management agreements, joint venture agreements, leases, guarantees and indemnifications, employment and consulting agreements and instruments of indebtedness (collectively, "Contracts"), true and correct copies of which have been made available to I-Alliance for its inspection and review. All Contracts constitute legal, valid and binding obligations of SMR and are in full force and effect on the date hereof, and SMR has paid in full amounts due thereunder which are due and payable and is not in default under any of them nor, to the best knowledge of SMR or Shareholders, is any other party to any such contract or other agreement in default thereunder, nor, to the best knowledge of SMR or Shareholders, does any condition exist that with notice or lapse of time or both would constitute a default or event of default thereunder by SMR or by any other Person. Except as set forth in Schedule 4.2.9, no Contract requires the consent or approval of a third party in connection with the Merger.
                  4.2.21 Employee Relations. SMR is not a party to any collective bargaining agreement or any negotiations for such an agreement. SMR has not experienced in the last five years any strike, grievance or unfair labor practice claim, suit or administrative proceeding. Except as set forth in Schedule 4.2.21, SMR is not party to any material obligation with respect to any employment contract with a term of one year or more. To the best knowledge of SMR and Shareholders, SMR has complied in all material respects with any Law relating to employment, civil rights and equal employment opportunities.
                  4.2.22 Employee Benefits. (a) Schedule 4.2.22 contains a list of all pension, retirement, savings, disability, medical, dental or other health plans, life insurance (including any individual life insurance policy as to which SMR makes premium payments whether or not SMR is the owner, beneficiary or both of such policy) or other death benefit plans, profit sharing, deferred compensation, stock option, bonus or other incentive plans, vacation benefit plans, severance plans, or other employee benefit plans or arrangements (whether written or arising from custom), ("Benefit Plans) in which the employees of SMR participate, and SMR has no other employee pension benefit plan as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any employee welfare benefit plan as defined in Section 3(1) of ERISA.
                  (b) To the best knowledge of SMR and Shareholders, SMR has in all material respects complied with the requirements of the Benefit Plans and with all Law applicable thereto. There are no actions, suits claims or disputes related to the Benefit Plans. To the best knowledge of SMR and Shareholders, no prohibited transactions in connection with any Benefit Plan have occurred.
                  4.2.23 Employee Compensation. SMR has made available to I-Alliance for its inspection and review the permanent files of all the employees of SMR, together with payroll information pertinent to such employees.
                  4.2.24 Insurance. Schedule 4.2.24 lists all policies of property, theft, fire, liability, workers' compensation, title, professional liability or life insurance or reinsurance or any other insurance owned or maintained by SMR or in which SMR is a named insured or on which SMR is paying any premiums. All such policies, are in full force and effect at the date hereof, and each of the insured parties thereunder is not in default with respect to any provision contained in any such insurance policy nor failed to give any notice or present any claim thereunder in due and timely fashion. Schedule 4.2.24 sets forth a summary of the claims history for SMR under such policies since January 1, 1993 and, except as set forth on Schedule 4.2.24, there are no claims outstanding under any such policies.
                  4.2.25 Liabilities. To the best knowledge of SMR and Shareholders, there are no material liabilities or obligations of SMR except (i) those accrued, reflected or otherwise provided for on the September 30, 1996 Balance Sheet, (ii) those listed on Schedule 4.2.25, or (iii) those arising in the ordinary course of business after September 30, 1996.
                  4.2.26 Actions and Proceedings. Except as provided on Schedule 4.2.26, there are no claims, actions, suits, arbitrations, proceedings, investigations or inquiries, whether at law or in equity and whether or not before any court, private body or group, governmental department, commission, board, agency or instrumentally (collectively "Actions"), pending or to the best knowledge of SMR or Shareholders, threatened against SMR or any of its assets, whether or not fully or partially covered by insurance, or which would give rise to any right of indemnification by any Person from SMR, and there are no outstanding orders, writs, injunctions, awards, sentences or decrees of any court, private body or group, governmental department, commission, board, agency or instrumentality against involving or affecting SMR.
                  4.2.27 Bank Accounts, Guarantees and Powers. Schedule 4.2.27 sets forth (i) a list of all accounts and deposit boxes maintained by SMR at any bank or other financial institution and the names of the person authorized to effect transactions in such accounts, to borrow pursuant to such resolutions and with access to such boxes; (ii) all agreements or commitments of SMR guaranteeing the payment of money or the performance of other contracts by any third persons; and (iii) the names of all persons, firms, associations, corporations, or business organizations holding general or special powers of attorney from SMR together with a summary of the terms thereof.
                  4.2.28 Absence of Changes. Except as set forth in Schedule 4.2.28, since September 30, 1996, SMR has carried on its business in the ordinary course, and there has not been:
                  4.2.28.1 any material adverse change in its business condition (financial or otherwise), results of operations or liabilities;
                  4.2.28.2 any pending or, to the best knowledge of SMR and Shareholders, threatened amendment, modification, or termination of any agreement, license or permit which is material to its business;
                  4.2.28.3 any disposition or acquisition of any of its assets or properties other than in the ordinary course;
                  4.2.28.4 any damage, destruction or other casualty loss (whether or not covered by insurance) adversely affecting or that could reasonably be expected to adversely affect its business or assets; or
                  4.2.28.5 except in the ordinary course, any material obligation or liability incurred.

                                    ARTICLE 5
                  REPRESENTATIONS AND WARRANTIES OF I-ALLIANCE

         I-Alliance represents and warrants to the Shareholders and SMR that:

         5.1 Organization. I-Alliance is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has full power and authority to own, lease and operate its properties and to carry on its business as now being and as heretofore conducted by it, and is duly qualified or otherwise authorized as a foreign corporation to transact business and is in good standing in each jurisdiction in which it is required to be so qualified or authorized.

         5.2 Authority. This Agreement has been duly authorized, executed and delivered by I-Alliance and is the valid and binding agreement of I-Alliance enforceable against I-Alliance in accordance with its terms. This Agreement has been, and each other document ancillary to this Agreement to which I-Alliance is a party will be at the Closing, duly executed and delivered by I-Alliance and constitute, or will when delivered, constitute, the legal, valid and binding obligations of I-Alliance, enforceable against I-Alliance, in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, and other similar laws and equitable principles relating to or limiting creditors' rights generally. This Agreement, the Merger and other transactions contemplated hereby have been approved and adopted by the board of directors and the holders of a majority voting power of the shares of the capital stock of I-Alliance entitled to vote thereon in accordance with the Articles of Incorporation and Code of Regulations and the applicable Law.

         5.3 The I-Alliance Shares. The I-Alliance Shares being delivered pursuant to this Agreement are validly issued, fully paid and non-assessable.

         5.4 No Breach. The authorization, execution, delivery and performance of this Agreement by I-Alliance will not violate any provision of its certificate of incorporation or by-laws or violate, conflict with or result in the breach or termination of, or otherwise give any Person the right to terminate, any agreement to which it is a party.

         5.5 Documents Delivered. I-Alliance has delivered to Shareholders I-Alliance's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, its Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996, and September 30, 1996, its Information Statement to Stockholders dated September 23, 1996 and its 8-K dated October 4, 1996, (collectively the"SEC Documents"). The SEC Documents were true and complete in all material respects as at their respective dates, did not contain any untrue statement of a material fact nor omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading, and since September 23, 1996, there has not been any material adverse change in I-Alliance's business condition (financial or otherwise), results of operations or liabilities, not reflected in the SEC Documents.

                                    ARTICLE 6
                         CONDITIONS PRECEDENT TO CLOSING

         6.1 I-Alliance Conditions Precedent. The obligation of I-Alliance to close the transactions herein contemplated is subject to the following express conditions precedent:
                  6.1.1 Representations and Warranties. The representations and warranties set forth in Article 4 of this Agreement shall be true and correct in all material respects at and as of the Closing Date.
                  6.1.2 Covenants. SMR and Shareholders shall have performed and complied with all of their covenants under this Agreement in all material respects through the Closing Date.
                  6.1.3 Satisfactory Performance. All actions to be taken by SMR and Shareholders in connection with consummation of the transaction contemplated hereby and all certificates, instruments, and other documents required to effect the transactions contemplated hereby have been completed in a manner which is reasonably satisfactory in form and substance to I-Alliance.
                  6.1.4 Continuation of Business. Between September 30 and the Closing Date, except as otherwise provided herein, SMR will have been operated in the normal course, consistent with prior practice, and will not have suffered any damage, destruction, loss or occurrence, whether covered by insurance or not, which may materially adversely affect the value of SMR.
                  6.1.5 Legal Actions. No suit, action, or other proceeding shall be pending or threatened before any court or governmental agency seeking to restrain, prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated herein and there shall have been no investigation or inquiry made or commenced by any governmental agency in connection with this Agreement or the transactions contemplated herein.
                  6.1.6 Employment Agreement. Each Shareholder will have signed and delivered to I-Alliance his commitment, substantially in the form of Exhibit D attached hereto, to enter into, within ninety days after the Closing Date, an employment agreement and non competition agreement on similar terms to those of other officers of I-Alliance.
                  6.1.7 Legal Limitations on Closing. There shall not be in effect any statute, rule or regulation which makes it illegal for I-Alliance to consummate the transactions contemplated herein or any order, decree of judgment which enjoins I-Alliance from consummating the transactions contemplated hereby.
                  6.1.8 Deliveries by the Shareholders. The Shareholders will have delivered the stock certificates representing the SMR Shares, duly endorsed for transfer, the written resignations of the directors of SMR requested by I-Alliance and the Lock-up Agreement contemplated by
         Section 7.6.
                  6.1.9 Deliveries by SMR. SMR will have delivered the minute book, stock book and stock ledger of SMR, and a good standing certificate, dated as of a date not more than sixty days prior to the date hereof as to the corporate existence and good standing of SMR certified by the Secretary of State of the State of Ohio.
                  6.1.10 Waivers. I-Alliance may waive one or more of said conditions but such waiver shall be effective only if in writing and signed on behalf of I-Alliance by one of its duly authorized officers and may be conditioned in any manner I-Alliance sees fit.

         6.2 Conditions Precedent to Closing by SMR and Shareholders. The obligation of SMR and Shareholders to close the transactions herein contemplated is subject to the following express conditions precedent:
                  6.2.1 Representations and Warranties. Representations and warranties set forth in Article 5 of this Agreement shall be true and correct in all material respects at and as of the Closing Date.
                  6.2.2 Covenants. I-Alliance will have performed and complied with all of its covenants under this Agreement in all material respects through the Closing Date.
                  6.2.3 Employment Agreement. I-Alliance will have signed and delivered to each Shareholder its commitment, substantially in the form of Exhibit D attached hereto, to enter into, within ninety days after the Closing Date, an employment agreement and non competition agreement on similar terms to those of other officers of I-Alliance.
                  6.2.4 Legal Limitations on Closing. There shall not be in effect any statute, rule or regulation which makes it illegal for I-Alliance, SMR or the Shareholders to consummate the transactions contemplated herein or any order, decree or judgment which enjoins SMR or the Shareholders from consummating the transactions contemplated hereby.
                  6.2.5 Legal Actions. No suit, action, or other proceeding shall be pending or threatened before any court or governmental agency seeking to restrain, prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated herein and there shall have been no investigation or inquiry made or commenced by any governmental agency in connection with this Agreement or the transactions contemplated herein.
                  6.2.6 Satisfactory Performance. All actions to be taken by I-Alliance in connection with consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required to effect the transactions contemplated hereby have been completed in a manner which is reasonably satisfactory in form and substance to SMR and Shareholders.
                  6.2.7 Waiver. SMR and Shareholders may waive one or more of the foregoing conditions but such waiver shall only be effective if in writing and signed by SMR and Shareholders and may be conditioned in any manner SMR and Shareholders see fit.
                  6.2.8 Deliveries. The Assumption Agreement of the Surviving Corporation will have been delivered to SMR and the Shareholders.

                                    ARTICLE 7
                   I-ALLIANCE SHARES, REGISTRATION AND LOCK-UP

         7.1 Legend. Any certificate or certificates representing I-Alliance Shares will bear the following legend unless and until removal thereof is permitted pursuant to the terms of this Agreement:
                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR UNDER ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT FOR THESE SHARES OR AN OPINION OF I-ALLIANCE'S COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER OR UNDER APPLICABLE STATE SECURITIES LAWS.

         7.2 Examination and Investment Representation. Shareholders, severally, represent and warrant to I-Alliance that each of them has examined I-Alliance's Annual Report of Form 10-K for the year ended December 31, 1995, its Quarterly

Report on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996, and September 30, 1996, its September 23, 1996 Information Statement to Stockholders, and its Form 8-K dated October 4, 1996, including the financial statements contained therein, has had the opportunity to discuss I-Alliance's operations with its officers and employees, and is acquiring the I-Alliance Shares for his/her own account for investment within the contemplation of the Securities Act of 1933, as amended (the "Securities Act") and not with a view to the transfer or resale thereof, except to the extent otherwise expressly provided in this Agreement, that he has been advised by his counsel of the legal implications and effect of the foregoing under the Securities Act and of the circumstances under which he may dispose of his I-Alliance Shares under the Securities Act, including the possible limited sale thereof pursuant to Rule 144 under the Securities Act and of the affect of the legending of the certificate for his I-Alliance Shares with the legend described in Section 7.1.

         7.3 Registration Rights. Each Shareholder shall have the following registration rights with respect to the I-Alliance Shares:
                  7.3.1 Transfer of Registration Rights. Shareholder may assign the registration rights with respect to the I-Alliance Shares to any party or parties to which he may from time to time transfer the I-Alliance Shares. Upon assignment of any registration rights pursuant to this Section 7.3, Shareholder shall deliver to the entity issuing such shares (the "Issuer") a notice of such assignment which includes the identity and address of any assignee (collectively, Shareholder and each such subsequent holder is referred to as a "Holder").
                  7.3.2 Required Registration. Issuer agrees to register Registrable Securities pursuant to a registration statement on Form S-3 (the " Registration Statement") as follows:
                           7.3.2.1 Within four months after the Closing Date, Issuer will register 90,000 of the Shares;
                           7.3.2.2 upon demand, the balance of the Registrable
                  Securities associated with the Shares issued in the transactions contemplated by this Agreement provided that such demand may not be made with respect to any such Registrable Securities until the expiration of twenty months after the Closing Date; and
                           7.3.2.3 upon demand, any Registrable Securities
                  issued in connection with the exercise of the warrants issued in the transactions contemplated by this Agreement provided that such demand may not be made with respect to any such Registrable Securities earlier than four months prior to the date such Registrable Securities are free from the restriction on sale described in section 7.6 below.
                  7.3.3 Timing of Registration. Issuer shall use its best efforts to cause the Registration Statement to be declared effective as quickly as practicable after the period of time or demand described in section 7.3.2 above, and to maintain the effectiveness of the Registration Statement until such time as Issuer reasonably determines based on an opinion of counsel that the Holders will be eligible to sell all of the Registrable Securities then owned by the Holders without the need for continued registration of the Shares in the three-month period immediately following the termination
          of  the   effectiveness  of  the  Registration   Statement.   Issuer's
          obligations contained in Section 7.3 shall terminate on the third anniversary of the Effective Time, provided that if Issuer has not fulfilled its obligations with respect to any demand made before such date, its obligations will continue with respect to such demand until satisfied or registration is no longer required to sell Registrable Securities covered by such demand.


                   7.3.4 Registration Procedures. In case of each registration, qualification or compliance effected by Issuer subject to this Section 7.3, Issuer shall keep Holder advised in writing as to the initiation of each such registration, qualification and compliance and as to the completion thereof. In addition, Issuer shall at its own expense:
                           7.3.4.1 subject to this Section 7.3.4, before filing
                  a registration or prospectus or any amendment or supplements thereto, furnish to counsel selected by Holder copies of all such documents proposed to be filed and the portions of such documents provided in writing by Holder for use therein, subject to such Holder's approval, and for which Holder shall indemnify Issuer;

                           7.3.4.2 prepare and file with the SEC such amendments
                  and supplements to the Registration Statement as may be necessary to keep the Registration Statement effective and comply with provisions of the Securities Act with respect to the disposition of all securities covered thereby during such period;
                           7.3.4.3 update, correct, amend and supplement the
                  Registration Statement as necessary;
                           7.3.4.4 if such offering is to be underwritten, in
                  whole or in part, enter into a written agreement in form and substance reasonably satisfactory to the managing underwriter and the registering Holder;
                           7.3.4.5 furnish to Holder such number of
                  prospectuses, including preliminary prospectuses, and other documents that are included in the Registration Statement as Holder may reasonably request from time to time;
                           7.3.4.6 use its best efforts to register to qualify
                  such Registrable Securities under such other securities or blue sky laws of such jurisdictions of the United States as Holder may request to enable it to consummate the disposition in such jurisdiction of the Registrable Securities (provided that Issuer will not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this section 7.3);
                           7.3.4.7 notify Holder, at any time when the
                  prospectus included the Registration Statement relating to the Registrable Securities is required to be delivered under the Securities Act, of the happening of any event which would cause such prospectus to contain an untrue statement of a material fact or omit any fact necessary to make the statement therein in light of the circumstances under which they are made not misleading and, at the request of Holder, prepare a supplement or amendment to such prospectus, so that, as thereafter delivered to purchasers of such shares, such prospectus will not contain any untrue statements of a material fact or omit to state any fact necessary to make the statements therein in light of the circumstances under which they are made not misleading;
                           7.3.4.8 use its best efforts to cause all such
                  Registrable Securities to be listed on each securities exchange on which similar securities issued by Issuer are then listed and obtain all necessary approvals from the exchange or the National Association of Securities Dealers for trading thereon; and
                           7.3.4.9 upon the sale of any Registrable Securities
                  pursuant to the Registration, remove all restrictive legends from all certificates or other instruments evidencing such Registrable Securities (to the extent permitted by the Securities Act).



                  7.3.5 Delay and Suspension. If Issuer is aware of any event which has occurred or which it reasonably expects might occur within the next ninety days, and such event would cause (or Issuer believes might cause) the Registration Statement (or any prospectus) to contain any untrue statements of a material fact or omit to state any fact necessary to make the statements therein in light of the circumstances under which they are made not misleading, then notwithstanding any other provision of this Section 7.3, Issuer upon notice to Holder, may delay filing any Registration Statement otherwise required hereunder or may withdraw or suspend for up to ninety days any then pending Registration Statement. Upon any such delay or suspension no further demand need be made with respect to those Registrable Securities subject to such delay or suspension, and the three year period set forth in section 7.3.3 will be extended with respect to such Registrable Securities for the period of such delay or suspension.
                  7.3.6 Expenses. Except as required by law, all expenses incurred by in complying with this Section 7.3, including but not limited to, all registration, qualification and filing fees, printing expenses, fees and disbursements of counsel and accountants for Issuer, blue sky fees and expenses (including fees and disbursements of counsel related to all blue sky matters) ("Registration Expenses") incurred in connection with any registration, qualification or compliance pursuant this Section 7.3 will be borne by Issuer. All underwriting discounts and selling commissions and any fees of Holder's own attorneys or other advisors applicable to a sale incurred in connection with any registration of Registrable Shares shall be borne by Holder.

                  7.3.7 Further Information. If Registrable Securities owned by Holder are included in any registration, such Holder shall use reasonable efforts to cooperate with Issuer and shall furnish Issuer such information regarding itself as Issuer may reasonably request and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.
                  7.3.8 Definition For purposes of this Section 7.3, "Registrable Securities" will mean the I-Alliance Shares (and all I-Alliance shares issued in connection with the Warrants) and all common stock or other securities issued in respect of such Shares by way of a stock dividend or stock split or in connection with a combination or subdivision of shares, recapitalization, merger or consolidation or reorganization, and any securities issued in respect of the I-Alliance Shares or Warrants by way of stock dividend or stock split or in connection with any combination or subdivision of shares, recapitalization, merger or consolidation or reorganization; provided, however, as to any particular Registrable Securities, such Registrable Securities will cease to be subject to this Article when they have been sold pursuant to an effective registration statement or in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale and the purchaser and seller receive an opinion of counsel from the seller or the purchaser, which opinion shall be in form and substance reasonably satisfactory to the other party and Issuer and their respective counsel, to the effect that such stock in the hands of the purchaser is freely transferable without restriction or registration under the Securities Act in any public or private transaction.

         7.4 Indemnity. I-Alliance shall indemnify Shareholders from and against any and all liabilities to which they may become subject as a result of any untrue statement or alleged untrue statement of a material fact contained in the related registration statement, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, other than a statement or omission made in reliance on and consistent with information furnished in writing by the Shareholders for use in such registration statement, provided, however, that each Shareholder shall indemnify I-Alliance and the underwriters of any offering, if any, from and against any and all liabilities to which I-Alliance may become subject as a result of any untrue statement or alleged untrue statement of a material fact contained in the related registration statement, or the omission or alleged omissions to state therein a material fact required to be stated therein or necessary to make the statement not misleading, but only insofar as such statement or omission was made in reliance by I-Alliance on and consistent with information furnished in writing by such Shareholder.

         7.5 Documents. I-Alliance shall furnish to Shareholder one copy of the registration statement and any amendments thereto and such number of copies of the final prospectus as they may reasonably request, and shall deliver to the NASDAQ such number of copies of the final prospectus required to comply with the prospectus delivery requirements and permit the sale of the registered I-Alliance Shares on such Exchange.

         7.6 Lock-Up. Each of the Shareholders agrees (other than to spouses and children who agree to the terms of this section) that he:
                  7.6.1 will not sell, transfer, pledge, or otherwise dispose of the I-Alliance Shares prior to the expiration of a twenty-four month period following the Closing Date; provided that after the expiration of six months from the Closing Date, each of the Shareholders may thereafter sell, transfer or otherwise dispose of, in the aggregate, up to fifteen (15%) per cent of the I-Alliance Shares such Shareholder receives.

                  7.6.2 will not sell, transfer, pledge or otherwise dispose of Warrants or any shares of I-Alliance common stock acquired as a result of the exercise of the Warrants prior to the expiration of the thirty
         (30) month period following the Closing Date; provided that each of the Shareholders may sell, transfer or otherwise dispose of Warrants or any shares of I-Alliance common stock acquired as a result of the exercise of the Warrants, in the aggregate up to the following percentage of the total of such shares that could be acquired upon exercise of the Warrants, after the end of each period specified (such period commencing on the Closing Date):

                           Six months                33%
                           Eighteen months           66%

                  7.6.3 will enter into a Lock-Up Agreement in the form set forth in Exhibit E hereto.

                                    ARTICLE 8
                                 OTHER COVENANTS

         8.1 Announcements. Prior to the Closing, none of the parties will make any public release of information regarding this Agreement or the transactions contemplated hereto, except that the parties may issue a press release to be mutually agreed upon, after the execution of this Agreement and the Closing and as otherwise required by law.

         8.2 Conduct of Business. During the period from the date hereof to the Effective Time, unless I-Alliance consents otherwise in writing (which consent will not be unreasonably withheld), and except as otherwise provided in this Agreement or disclosed in the Schedules, SMR will:
         8.2.1 conduct the business of SMR only in the ordinary course of business consistent with past practice except as contemplated by this Agreement;
         8.2.2 use its best efforts preserve the goodwill of those suppliers, customers and distributors having business relations with SMR;
         8.2.3    maintain any insurance  coverages as of the date of this
                  Agreement  against loss or damage to the Assets;
         8.2.4    not  transfer or encumber any of the Assets  except for the transfer in the  ordinary  course of business;
         8.2.5 maintain the Assets in conditions comparable to their current condition, reasonable wear and tear excepted, except for Assets sold or consumed during the ordinary course of business;
         8.2.6 not create, incur, assume, or guarantee any indebtedness, including capitalized lease obligations, either involving more than ten thousand dollars ($10,000) singly or twenty thousand ($20,000) in the aggregate or for any amount whatsoever outside the ordinary course of business;
         8.2.7 not make capital expenditures or series of related capital expenditures either involving more than Ten Thousand dollars ($10,000) singly or in the aggregate, or make any capital investment in, any loan to, or any acquisition of the securities or assets of any other person or entity or persons or entities;
         8.2.8 not make or pledge to make any charitable contribution (including for capital or building purposes) in amounts or to types of organizations not consistent with past practice;
         8.2.9 not make any recapitalization, reorganization, merger, consolidation, reclassification (voting or nonvoting), dissolution or liquidation of SMR, or sale of a substantial portion of the assets of SMR outside the ordinary course of its business;
         8.2.10 not pay any bonuses or any other extraordinary compensation unless the amount thereof has actually been paid or accrued as a liability of SMR.

         8.3 Cooperation. Each party hereto agrees that before and after the Closing to execute any and all further documents and writings and to perform such other reasonable actions which may be or become necessary or expedient to effectuate and carry out this Agreement.

         8.4 Tax Matters. It is the intent of the parties that the exchange of the SMR shares for the I-Alliance Shares be a tax free reorganization under section 368(a) of the Internal Revenue Code. I-Alliance and Merger Sub will use all reasonable efforts to consummate the merger in such fashion, but neither

I-Alliance nor Merger Sub makes any representation as to the tax treatment of Shareholders or any agreement with respect to refraining from taking any future action which could adversely affect the tax treatment of this transaction. Notwithstanding anything in this Agreement to the contrary, the Shareholders will remain solely liable for any tax consequences to them as a result of the transactions contemplated by this Agreement.

         8.5 Tax Cooperation. After Closing the Surviving Corporation will coordinate the preparation of all necessary tax returns. Each party agrees to timely furnish to Surviving Corporation any records and other information reasonably requested by it in connection therewith.

         8.6 Access To Information. SMR will, during ordinary business hours and upon reasonable notice from I-Alliance, permit I-Alliance and its authorized representatives to have access to all Assets, to all books, records, accounts, documents and other materials relating in any way to the business of SMR. SMR will, as soon as is practicable, furnish to I-Alliance such other information in possession of SMR, its officers, employees and shareholders with respect to SMR as I-Alliance may from time to time reasonably request. SMR will otherwise cooperate in the examination of SMR by I-Alliance.

         8.7      Confidentiality.
                  8.7.1 Any non-public information received by any party hereto as a result of discussions and investigations pursuant to or in furtherance of this Agreement or otherwise received prior to the Closing Date, will be kept confidential by the recipient and will be used only for the purposes of evaluating the transactions contemplated herein. The parties may make disclosure information to attorneys, accountants and advisors provided such parties agree to be bound by the terms of this section.
                  8.7.2 SMR will not disclose any confidential information of its clients to I-Alliance unless such information is directly relevant to and absolutely necessary for the evaluation of the transactions contemplated herein. If any such information is disclosed, I-Alliance or its employees and agents agree that such information will not be given to any employee or agent who does not have a need to know, will not be disclosed to any third party whatsoever (unless required by law) and will not be used for any purpose other than the evaluation of the transactions contemplated by this Agreement, and will be returned to SMR upon completion of the Merger.
                  8.7.3 If this Agreement is terminated for any reason the parties will promptly return any copies of confidential information to the person who supplied it.

         8.8 Collection of Receivables.Surviving Corporation will use all reasonable efforts to collect the Receivables and pay down the Accrued Shareholder Liability, subject to the conditions in this Section 8.8, (the proceeds of such Receivables collectively the "Receipts").
                  8.8.1 Surviving Corporation will be entitled to retain 100% of any Receipts until such Receipts equals the amount, if any, by which Current Assets less cash exceeds Accrued Shareholder Liability on November 30, 1996 after any adjustments described in Section 9.2.
                  8.8.2 Thereafter, Surviving Corporation will remit at the end of each month, 100% of Receipts to Shareholders until the Accrued Shareholder Liability is satisfied. Shareholders, within thirty days of the Closing Date will furnish Surviving Corporation with a schedule of the proportion of Receipts payable to each Shareholder.
                  8.8.3 Payments from accounts having both Receivables and post November 30, 1996 receivables will be applied as designated on the payment. If no designation is made they will be applied on a first in, first out basis. If an account disputes the amount of any Receivable, the disputed amount may be withheld from amounts that would otherwise be due (on a FIFO basis) as a Receipt until such disputed amount is paid.
                  8.8.4 Uncollectibles. At the end of each month after the Closing Date, the Surviving Corporation will furnish to the Shareholders a statement of all amounts of Receivables becoming Uncollectible in the previous month. The amount of such account will be offset against the amounts owing the Shareholders under the Accrued Shareholder Liability in the same proportion as is set forth in 8.8.2 above. The Uncollectible Receivable will be assigned over to the Shareholders together with all right, title, interest and power to collect. This section 8.8.4 sets forth the exclusive remedy with respect to breaches of the warranty on collectibility of Receivables in section 4.2.11.

         8.9 Insurance. The Shareholders will cause to be maintained claims made errors and omission insurance of the type maintained by SMR prior to Closing with insurers and in amounts substantially equivalent to those of SMR prior to Closing covering the financial statement business (and any other business which will not be conducted by Surviving Corporation) previously conducted by SMR for at least five years after the Closing Date. If Surviving Corporation is able to purchase such insurance at an incremental cost less than that which the Shareholders can cause such insurance to be purchased, Surviving Corporation will purchase such insurance on the request of Shareholders and be reimbursed therefor by Shareholders.

                                    ARTICLE 9
                  CLOSING, CLOSING ADJUSTMENTS AND TERMINATION

         9.1 Closing. The closing ("Closing"), i.e. the execution and delivery of the documents contemplated by this Agreement, will take place at the offices of I-Alliance, as soon as practical after the date of this agreement, or at such time as mutually agreed, to take effect as of the close of business on November 30, 1996 (the "Closing Date"). The parties agree that time is of the essence. I-Alliance will deliver the I-Alliance Shares and the Warrants to the respective Shareholders within thirty (30) days of the Closing Date.

         9.2 Adjustments. As soon as the results are reasonably available, but in no event longer than sixty days after the Closing Date, a balance sheet will be prepared for SMR as of November 30,1996. If, on the balance sheet of SMR, computed as of November 30, 1996 (including current liabilities pro rated to such date), the Total Liabilities of SMR exceed the sum of (i) Fixed Assets plus
(ii) the Current Assets, then the Accrued Shareholder Liability will be decreased by the amount of such excess. If the Total Liabilities of SMR are less than the sum of (i) Fixed Assets plus (ii) the Current Assets, then the Accrued Shareholder Liability will be increased by the amount of such difference. This Section sets forth the exclusive remedy with respect to breaches of the Net Worth warranty set forth in section 4.2.6.

         9.3 Termination. This Agreement may be terminated at any time on or prior to the Effective Time:
                  9.3.1 by I-Alliance or SMR if any court of competent jurisdiction issues any order (other than temporary restraining order) restraining, enjoining or prohibiting the transactions;
                  9.3.2    by mutual written agreement of I-Alliance and SMR;
                  9.3.3 by either I-Alliance or SMR if the Effective Time will not have occurred on or before December 31, 1996, time being of the essence, provided that the right to terminate this Agreement pursuant to this section will not be available to any party whose failure to fulfill any obligation of this Agreement has been the cause or resulted in the failure of the Effective Time to occur on or before such date;
                  9.3.4 Breach by SMR. By I-Alliance if there has been a material breach on the part of SMR in its representations, warranties or covenants set forth herein, provided however that if such breach is susceptible to cure, then SMR will have 30 days after receipt of written notice from I-Alliance, of its intent to terminate this Agreement, in which to cure such breach; and
                  9.3.5 Breach by I-Alliance. By SMR if there has been a material breach on the part of I-Alliance in its representations, warranties or covenants set forth herein, provided however that if such breach is susceptible to cure, then I-Alliance will have 30 days after receipt of written notice from SMR, of its intent to terminate this Agreement, in which to cure such breach.

         9.4 Effect of Termination. If this Agreement is terminated pursuant to this Article, all obligations of the parties under this Agreement will terminate (except for this Article and section 8.7), and no party hereto will have any further liability to the other parties hereto, except that such termination will be without prejudice to any claim which a party may have against another for breach of this Agreement that occurred prior to the date of termination.

                                   ARTICLE 10
                SURVIVAL, INDEMNIFICATION AND LIMIT OF LIABILITY

         10.1 Survival. All of the representations or warranties contained herein will survive for a period of one year from the Closing Date and will then expire. Upon the expiration of representations and warranties pursuant to this section, unless written notice of a claim based on such representations and warranty specifying in reasonable detail the facts on which the claim is based will have been delivered to the indemnifying party prior to expiration of such representation and warranty, such representation and warranty will be of no further force or effect, as if never made and no action may be brought based on the same, whether for breach of contract or any other legal theory, except, however, that claims based on fraud, willful misrepresentation or with respect to the representations and warranties set forth in Section 4.1.1 may be asserted at any time within one year after I-Alliance learns of such fraud, willful misrepresentation or breach.

         10.2 Shareholders Indemnity. Except for the representations in sections
4.2.6 and 4.2.11, each Shareholder agrees to indemnify, defend and hold I-Alliance Indemnified Parties harmless from and against all Losses incurred by I-Alliance Indemnified Parties resulting from or on account of a breach of any material representation, warranty or covenant of such Shareholder made in this Agreement.

         10.3 Limit of Liability. No Shareholder will be liable to I-Alliance under this Agreement for an amount in excess of the sum of the consideration received by such Shareholder pursuant to this Agreement (exclusive of the Shareholder Accrued Liability).

         10.4 Conditions of Indemnification. The respective obligations and liabilities of the Indemnifying Parties to the Indemnified Party under this Article will be subject to the following terms and conditions:
                  10.4.1 Notice. Within 15 days after receipt of notice of commencement of any action or the assertion of any claim by a third party (but in any event at least 10 days preceding the date on which an answer or other pleading must be served in order to prevent a judgment by default in favor of the parties asserting the claim), the Indemnified Parties will give the Indemnifying Party written notice thereof, together with a copy of such claim, process or other legal pleading and the Indemnifying Party will have the right to undertake defense thereof, by representatives of its own choosing, that are reasonably satisfactory to the Indemnified Party. Notwithstanding the Indemnifying Parties undertaking of such defense, the Indemnified Party will have the right to engage its own counsel, at its own expense and participate in the defense of claims; provided, however that the Indemnifying Party will retain the right in its sole and absolute discretion to make all decisions with respect to the defense, settlement or compromise of such claim, provided that the Indemnifying Party remains liable for any payments due under any such settlement or compromise.
                  10.4.2 Failure to Assume Defense. If the Indemnifying Party by the 15th day after receipt of notice of such claim (or if earlier by the 5th day preceding the day on which the answer or other pleading must be filed in order to prevent judgment by default in favor of the person asserting such claim), does not elect to defend against such claim, the Indemnified Party will (upon further notice to Indemnifying Party) have the right to undertake defense, compromise or settlement of such claim on behalf of and for the account and risk of the Indemnifying Party; provided however, that the Indemnified Party will not settle or compromise such claim without the Indemnifying Parties consent, which consent will not be unreasonably withheld; and provided further, that the Indemnifying Party will have the right to assume the defense of such claim with counsel of its own choosing at any time prior to settlement, compromise or final termination thereof.
                  10.4.3 Cooperation. In connection with any indemnification, the Indemnified Party will cooperate with all reasonable requests of the Indemnifying Party, and will be reimbursed all its out of pocket expenses.

         10.5 Shareholders Additional Indemnity. Each Shareholder agrees to indemnify, defend and hold I-Alliance Indemnified Parties harmless from and against all Losses incurred by I-Alliance Indemnified Parties resulting from or on account of any and all federal, state or local income tax or franchise tax liability of SMR (or on account of SMR) whether in the current or future tax years, on account of the distribution to the Shareholders of the Accrued Shareholder Liability to the extent such tax liability is not reflected on the Financial Statements.

                                   ARTICLE 11
                            MISCELLANEOUS PROVISIONS

         11.1 Amendment and Modification. This Agreement may be amended, modified and supplemented only by a writing signed by I-Alliance and the Shareholders.

         11.2 Waiver of Compliance. Any failure of I-Alliance or the Shareholders to comply with any obligation, covenant, agreement or condition herein contained may only be waived in writing by (i) I-Alliance in the case of any failure of the Shareholders or (ii) the Shareholders in the case of any failure of I-Alliance. Such waiver shall be effective only in the specific instance and for the specific purpose for which made or given.

         11.3 Expenses. Each party will pay its own expenses incurred in connection with this Agreement or any transaction contemplated by this Agreement. The foregoing shall not be construed as limiting any other rights which any party may have as a result of misrepresentation of or breach by any other party.
         11.4 Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, or when mailed by certified or registered mail (return receipt requested), postage prepaid or when delivered by fax (evidenced by confirmation of successful transmission), as follows:
                  A. If to I-Alliance:

                  International Alliance Services, Inc.
                  10055 Sweet Valley Drive
                  Valley View, Ohio 44125
                  Phone: (216) 447-9000; Fax:     (216) 447-9137
                  Attn: Joseph E. LoConti

                  With a copy to:
                  Anne L. Meyers & Associates Co., LPA
                  2 Summit Park Drive, Ste. 150
                  Cleveland, Ohio 44131-2553
                  Phone: (216) 520-4344  Fax:     (216) 520-4350
                  Attn: Anne L. Meyers

or to such other person or place as I-Alliance or I-Alliance shall designate by notice in the manner provided in this Section 11.4:

                  B. If to the Shareholders:

                  To the Shareholders at their
                  respective addresses set forth on
                  Exhibit A

                  With a copy to:

                  Robert A. Ranallo, Esq.
                  SMR & Co. Business Services
                  6685 Beta Dr.
                  Mayfield Heights, OH
                  Phone: 442-8642; Fax 442-5609

or to such other person as the Shareholders shall designate by notice in the manner provided in this Section 11.4.

         11.5 Assignment. This Agreement shall be binding upon and inure to the benefit of I-Alliance and its successors and assigns, and to the Shareholders and their respective successors and assigns or heirs, executors, administrators and personal representatives, as the case may be, but neither this Agreement nor any of the rights, interests and obligations hereunder shall be assigned by I-Alliance or any of the Shareholders without the prior written consent of the other parties.

         11.6 Third Parties. This Agreement is not intended to and shall not be construed to give any Person other than the parties hereto any interest or rights (including, without limitation, any third party beneficiary rights) with respect to or in connection with any agreement or provision contained herein or contemplated hereby.

         11.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Ohio, without regard to principles of conflicts of laws. I-Alliance and the Shareholders hereby irrevocably submit to the jurisdiction of the courts of the State of Ohio, with venue in Cuyahoga County, over any dispute arising out of this Agreement and agree that all claims in respect of such dispute or proceeding shall be heard and determined in such court. I-Alliance and the Shareholders hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may have to the venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. I-Alliance and the Shareholders hereby consent to process being served by them in any suit, action or proceeding by delivering it in the manner specified by the provisions of Section 11.4 of this Agreement.

         11.8 Severability The invalidity or unenforceability in whole or in part of any covenant, promise or undertaking, or any section, subsection, sentence, clause, phrase, word, or any of the provisions of this Agreement will not affect the validity or enforceability of the remaining portions of this Agreement. If for any reason, any provision is determined to be invalid or in conflict with any existing, or future law or regulation by a court or agency having valid jurisdiction, such will not impair the operation or have any other effect upon such other provisions of this Agreement as may remain otherwise valid, and the latter will continue to be given full force and effect and bind the parties hereto.

         11.9 Counterparts. This Agreement may be executed in two more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         11.10 Headings. The headings of the sections, schedules and articles of this Agreement are inserted for the sake of convenience only and shall not constitute a part hereof.

         11.11 Disclosures. Any disclosure in any Schedule to this Agreement will be deemed a disclosure for all purposes under this Agreement and shall be considered a disclosure under all other schedules of this Agreement; provided information in documents referenced in but not included as part of a schedule will not be disclosure for purposes of this section. Schedule 4.2.4 will be updated upon completion of the November 30, 1996 balance sheet.

         11.12 Waiver of Conflicts. Each of the parties acknowledge that Gregory
J. Skoda has represented or participated in the management of SMR and I-Alliance in various capacities, and that SMR has provided financial advice to I-Alliance and that Skoda has advised SMR and I-Alliance, and SMR has advised I-Alliance that the economic and financial interests of the parties arising under or relating to this Agreement are or may be in material conflict. Each party further acknowledges that they have been advised to seek and consult independent advice, and has done so to the extent such party deems prudent. Each party agrees to forever waive any present or future claim of conflict of interest or other claim or cause of action which they may have as result to the multiple advice given to the parties by Gregory J. Skoda, or any advice given by SMR to I-Alliance in the transactions contemplated by this Agreement.

         11.13 Entire Agreement. This Agreement, including the schedules and exhibits, contains the entire understanding of the parties in respect of the subject matter contained herein and therein and there are no other terms or conditions, representations or warranties, written or oral, express or implied, except as set forth herein.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

INTERNATIONAL ALLIANCE SERVICES, INC.       IASI/SMR ACQUISITION, INC.
         By: ________________________       By: __________________________
         Edward F. Feighan, President             Craig Stout, President

SMR & CO. BUSINESS SERVICES
         By: _______________________
         Keith W. Reeves, President

THE SHAREHOLDERS OF SMR
_______________________________                ________________________
         Gregory J. Skoda                         Keith W.Reeves
_______________________________                ________________________
         Michael L. Minotti                      Patrick T. Carney

                                    EXHIBIT A
                               Shareholders of SMR

------------------------------ -------------------------------------------- -------------- --------------- ---------

            Name                                 Address                    Shares            Warrants        %
------------------------------ -------------------------------------------- -------------- --------------- ---------
------------------------------ -------------------------------------------- -------------- --------------- ---------
Gregory J. Skoda                                                            195,600        293,400         32.6

------------------------------ -------------------------------------------- -------------- --------------- ---------

Michael L. Minotti                                                          189,000        283,500         31.5

------------------------------ -------------------------------------------- -------------- --------------- ---------

Keith W. Reeves                                                             185,400        278,100         30.9

------------------------------ -------------------------------------------- -------------- --------------- ---------

Patrick T. Carney                                                            30,000         45,000           5.0

------------------------------ -------------------------------------------- -------------- --------------- ---------

                         EXHIBITS AND SCHEDULES REQUIRED
                           PLAN & AGREEMENT OF MERGER
                      IASI/SMR ACQUISITION COMPANY AND SMR

Exhibit A         Shareholders of SMR
Exhibit B         Terms of Warrants
Exhibit C         Assumption Agreement
Exhibit D         Employment Agreement Commitment
Exhibit E         Lock-Up Agreement

Schedule 2.4      Initial Directors of Surviving Corporation
Schedule 2.6      Shareholders I-Alliance Shares and Warrants
Schedule 4.1.4    Affiliated Transactions
Schedule 4.2.4    Financial Statements of SMR
Schedule 4.2.7    Subsidiaries of SMR
Schedule 4.2.9    No Consent of Outside Parties
Schedule 4.2.10   No Breach
Schedule 4.2.12   Other Tangible Property
Schedule 4.2.14   Real Property
Schedule 4.2.16   Intellectual Property
Schedule 4.2.19   Permits
Schedule 4.2.20   Contracts and Agreements
Schedule 4.2.21   Employment and Consulting Contracts
Schedule 4.2.22   Employee Benefits
Schedule 4.2.24   Insurance
Schedule 4.2.25   Liabilities
Schedule 4.2.26   Actions and Proceedings
Schedule 4.2.27   Bank Accounts, Guarantees and Powers
Schedule 4.2.28   Absence of Changes